EXHIBIT 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-223864 on Form S-8 of our report dated April 30, 2020, relating to the financial statements of RYB Education, Inc. appearing in this Annual Report on Form 20-F of RYB Education, Inc. for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 14, 2021